Exhibit 99.1

Attis Industries Receives Notice from Nasdaq, Issues Business Update

MILTON, GA, Nov. 30, 2018 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Attis Industries Inc. (NASDAQ: ATIS) (the “Company” or “Attis”), received a notification letter from The Nasdaq Capital Market (the “Nasdaq”) that it is not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company did not timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018 (“Form 10-Q”) with the Securities and Exchange Commission.

As previously reported, the Company was unable to complete and file the Form 10-Q timely because is still in the process of compiling required information to complete the Form 10-Q and its independent registered public accounting firm requires additional time to complete its review of the financial statements for the period ended September 30, 2018. The Company is working diligently to complete the work necessary to file the Form 10-Q and will file such report as soon as practicable.

The letter from Nasdaq provides that the Company has sixty calendar days from the date of the letter to submit a plan to regain compliance; however, the Company anticipates filing the Form 10-Q prior to such date.

Attis also announces that it paid in full, in cash, the first amortization amounts owed pursuant to the senior secured convertible notes issued on August 29, 2018 (the “Notes”), avoiding dilution, because, pursuant to the Notes, for so long as such amortization payments are made in cash, the holders of the Notes are not able to convert the amounts owed under the Notes into common stock of the Company.

Attis Industries, Inc.

Attis Industries Inc. (ATIS) is a holding company focused on developing and building businesses that play important roles in the new economy. We strive to encourage our employees to be entrepreneurs focused on innovation and technology. We will remain dynamic, persistent and motivated to our mission of winning. The growth of our company will rely on our integrity and our vision for the future. Attis Industries will continue to fulfill essential needs in healthcare, energy independence and digital communications. Today, each of these sectors provide high growth opportunities that collectively account for more than a third of our nations GDP. For more information, visit: www.attisind.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, risks and uncertainties relating to the Company's ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company's products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company's business, research, product development, regulatory approval, marketing and distribution plans and strategies; the ability of the Company to continue to meet the listing requirements of NASDAQ; the ability of the Company to execute on a business plan that permits the technologies and innovations businesses to provide sufficient growth, revenue, liquidity and cash flows for sustaining the Company’s go-forward business, and the risks identified and discussed under the caption “Risk Factors” in the Attis Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2018 and the other documents Attis files with the SEC from time to time. There will be events in the future, however, that Attis is not able to predict accurately or control. Attis’s actual results may differ materially from the expectations that Attis describes in its forward-looking statements. Factors or events that could cause Attis’s actual results to materially differ may emerge from time to time, and it is not possible for Attis to accurately predict all of them. Any forward-looking statement made by Attis in this press release speaks only as of the date on which Attis makes it. Attis undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.